Exhibit 10.6

EIGHTH AMENDMENT
TO THE
BROOKLINE SAVINGS BANK EMPLOYEE STOCK OWNERSHIP PLAN

Pursuant to Section 13.4 of the Brookline Savings Bank Employee Stock Ownership Plan (the “Plan”), the Plan is hereby amended, effective as of January 1, 2003, unless otherwise set forth below, in order to change the name of the Plan to reflect the new name of the Bank, and to exclude dividend equivalent rights from the definition of “cash compensation” for purposes of contribution allocations under the Plan:

1.                                       Section 1.1 shall be amended by substituting the following therefor:

“1.1                           Name. The name of this Plan is “Brookline Bank Employee Stock Ownership Plan.”

2.                                       The definition of “Cash Compensation” in Section 4.3 of the Plan shall be amended by substituting the following therefor:

“Cash Compensation means a Participant’s 415 Compensation as defined in Section 2 of the Plan, excluding cash payments made pursuant to any dividend equivalent rights awarded to Employees pursuant to a stock option plan adopted by the Company or an affiliate”.

This Amendment was approved by the Board of Directors of Brookline Bank and approved by Brookline Bank on July 17, 2003.